Exhibit 10.60

SECOND AMENDMENT

to that certain

AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This SECOND AMENDMENT (this “Amendment”), dated as of July 21, 2003, to that certain Amended and Restated Credit and Security Agreement, dated as of November 21, 2002 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among Columbus McKinnon Corporation, a corporation organized under the laws of New York (the “Borrower”), Larco Industrial Services Ltd., a business corporation organized under the laws of the Province of Ontario, Columbus McKinnon Limited, a business corporation organized under the laws of Canada, the Guarantors from time to time party thereto, the Lenders from time to time party thereto (collectively, the “Lenders”), Fleet Capital Corporation, as Administrative Agent for such Lenders (the “Agent”) and Fleet National Bank, as Issuing Lender.

WHEREAS, the Borrower has requested that the Agent and the Lenders agree to amend certain of the terms and provisions of the Credit Agreement, as specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendment to Definitions. Section 1.1 of the Credit Agreement is hereby amended as follows:

(a) The definition of “Canadian Borrowing Base” is hereby amended by deleting clause (f) thereof in its entirety.

(b) Clause (e) of the definition of “Change of Control” is hereby amended by inserting the text “or the Senior Note Indenture” immediately following the text “the Senior Subordinated Note Indenture”.

(c) The definition of “Domestic Borrowing Base” is hereby amended by deleting clauses (e) and (f) in their entirety.

(d) The definition of “Excess Cash Flow” is hereby amended by deleting clause (iv) thereof in its entirety.

(e) The definition of “Fixed Charge Coverage Ratio” is hereby amended by inserting the text “and the Senior Note Indenture” immediately after the text “the Senior Subordinated Note Indenture” occurring in the twelfth (12th) line thereof.

(f) The definition of “Intercreditor Agreement” is hereby deleted and replaced with the following:

““Intercreditor Agreement” means the Intercreditor Agreement, dated as of July 22, 2003, among the Borrower, the Agent and the Senior Note Indenture Trustee.”

(g) The definition of “Interest Expense” is hereby amended by adding the text “and the Senior Note Indenture” after the text “the Tranche B Financing Agreements” in clause (c) of such definition.

(h) The following definitions are hereby added to Section 1.1 and inserted in correct alphabetical order:

““Senior Note Documents” means the Senior Notes, the Senior Note Indenture and all other documents executed and delivered with respect to the Senior Notes or Senior Note Indenture, in each case, in form delivered to, and approved by, the Agent.”

““Senior Note Indenture” means the Indenture dated as of July 22, 2003, between the Borrower and the Senior Note Indenture Trustee, as in effect as of the date hereof and as thereafter amended from time to time in accordance with the provisions hereof.”

““Senior Note Indenture Trustee” means U. S. Bank Trust National Association, or any successor thereto as trustee under the Senior Note Indenture.

““Senior Notes” means the Senior Secured Notes, due 2010, issued pursuant to the Senior Note Indenture, as such notes may be modified, supplemented or amended from time to time in accordance with the provisions hereof.”

(i) The following definitions are hereby deleted from Section 1.1: “Availability Block”, “Canadian Prepayment Reserve”, and “Domestic Prepayment Reserve”.

3. Amendment to Prepayment of Loans. Subsection 2.8(c)(i) of the Credit Agreement is hereby amended by deleting the text “, and a corresponding increase in the Canadian Prepayment Reserve” from the last line of such subsection. Subsection 2.8(c)(ii) of the Credit Agreement is hereby amended by deleting the text “, and a corresponding increase in the Domestic Prepayment Reserve” from the last line of such subsection.

4. Amendment to Guarantor’s Limitation. The Credit Agreement is hereby further amended by deleting Sections 3.8 and 3.9 thereof in their entirety and substituting in lieu thereof the following new Section 3.8:

3.8 General Limitation on Amount of Obligations Guaranteed. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 3.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1 or if such obligations under Section 3.1 would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantors, any Lender, Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and, as applicable, not be subordinated to the claims of other creditors as determined in such action or proceeding.

5. Amendment to Representations and Warranties.

(a) Solvency. Section 5.16 of the Credit Agreement is hereby amended by deleting the text “the Tranche B Loan Documents” and inserting in lieu thereof the text “the Senior Note Documents”.

(b) Documents. Section 5.22 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“5.22. Senior Subordinated Note Documents and Senior Note Documents. The Credit Parties have heretofore furnished to the Agent true, complete and correct copies of each of the Senior Subordinated Note Documents and the Senior Note Documents (including schedules, exhibits and annexes thereto). The Senior Subordinated Note Documents and the Senior Note Documents have not been amended, supplemented or modified, and constitute the complete understanding among the parties thereto in respect of the matters and transactions covered thereby, except for amendments thereto delivered to, and approved by, the Agent. Each of the Senior Subordinated Note Documents and the Senior Note Documents is in full force and effect, and neither the Borrower nor any of its Subsidiaries is in default under any of such documents.”

6. Amendment to Affirmative Covenants.

(a) Financial Reporting. Subsection 7.1(m) of the Credit Agreement is hereby amended by deleting the text “the Tranche B Loans” and inserting in lieu thereof the text “the Senior Notes”.

(b) Notices of Material Events. Subsection 7.2(a) of the Credit Agreement is hereby amended by deleting the text “the Tranche B Financing Agreement or Tranche B Canadian Agreement” and inserting in lieu thereof the text “any of the Senior Subordinated Note Documents or Senior Note Documents”.

(c) Consultant. Section 7.19 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.19. Intentionally Omitted.”

(d) Senior Note Documents. Article 7 of the Credit Agreement is hereby amended by adding the following new Section 7.22:

“7.22. Senior Note Documents. The Credit Parties will not, and will not permit any of their Subsidiaries to, enter into, or be or become bound by, any Senior Note Document without the prior written consent of the Agent.

7. Amendment to Negative Covenants.

(a) Indebtedness. Section 8.1 of the Credit Agreement is hereby amended by deleting paragraph (f) in its entirety and substituting in lieu thereof the following:

“(f) Indebtedness of the Borrower in an aggregate principal amount not to exceed $125,000,000, evidenced by or incurred under the Senior Note Documents.”

(b) Liens. Section 8.2 of the Credit Agreement is hereby amended by deleting paragraph (i) in its entirety and substituting in lieu thereof the following:

“(i) second priority Liens on the Collateral in favor of the Senior Note Indenture Trustee under any of the Senior Note Documents which are subject to the Intercreditor Agreement and junior in priority to the Liens in favor of the Agent under the Loan Documents.”

(c) Contingent Liabilities. Subsection 8.3(d) of the Credit Agreement is hereby amended by deleting the text “the Tranche B Financing Agreements” and inserting in lieu thereof the text “the Senior Note Documents”.

(d) Restricted Junior Payments. Section 8.6 of the Credit Agreement is hereby amended by deleting paragraph (c) in its entirety and substituting in lieu thereof the following:

“(c) so long as no Default shall have occurred and be continuing and no Default shall be caused thereby, (i) regularly scheduled payments of interest (but not principal or premium) in respect of the Senior Subordinated Notes on the dates and in the amounts set forth in the applicable Subordinated Debt Documents, and (ii) payments of principal in respect of the Senior Subordinated Notes, in an aggregate amount not to exceed $90,000,000, of which (x) up to $55,000,000 shall be paid with, and contemporaneously with the receipt of, the proceeds from the issuance of the Senior Notes, and (y) the balance of which $90,000,000 or a portion thereof shall be paid only upon the satisfaction of the following conditions:

(A) the Credit Parties shall have delivered to the Agent, not less than 30 days prior to the making of such payment, a certificate demonstrating, in form and substance satisfactory to the Agent, that:

(aa) the Senior Leverage Ratio set forth in Section 8.10(b), calculated on a pro forma basis giving effect to the making of such payment shall not exceed 3.25 to 1.00;

(bb) the Credit Parties project that they shall be in compliance with each of the Financial Covenants set forth in Section 8.10 for two consecutive quarters immediately following the date of such proposed payment, calculated on a pro forma basis giving effect to the making of such payment;

(cc) Domestic Excess Availability, calculated as at the end of the fiscal quarter most recently ended on a pro forma basis giving effect to the making of such payment and all accrued interest on the Senior Subordinated Notes and the Senior Notes, shall have been no less than $15,000,000; and

(dd) Domestic Excess Availability, calculated as at the end of each of the three months ending after the making of such payment on a pro forma basis giving effect to such payment and all accrued interest on the Senior Subordinated Notes and the Senior Notes, shall be projected to be not less than $15,000,000; and

(B) the Agent shall be satisfied that each of the foregoing calculations are true and correct and shall be satisfied that the minimum Domestic Excess Availability thresholds required have been and will be satisfied assuming the Credit Parties are honoring accounts payable in accordance with their usual and customary terms.”

(e) Restrictive Agreements; Restrictions on Negative Pledges and Upstream Limitations. Section 8.8 of the Credit Agreement is hereby amended by deleting the text “the Tranche B Financing Agreements” in the fourth line of such Section and substituting in lieu thereof the text “the Senior Note Indenture”.

(f) Senior Leverage. Section 8.10(b) of the Credit Agreement is hereby amended by deleting the table contained therein and replacing it with the following:

Period	Ratio
Closing Date through March 31, 2003	3.25 to 1.00
June 30, 2003	4.25 to 1.00
September 30, 2003 through March 31, 2004	4.65 to 1.00
June 30, 2004 through September 30, 2004	4.25 to 1.00
December 31, 2004 through March 31, 2005	4.00 to 1.00
June 30, 2005 and each fiscal quarter ending thereafter	3.75 to 1.00

(g) Fixed Charge Coverage. Section 8.10(c) of the Credit Agreement is hereby amended by deleting the table contained therein and replacing it with the following:

Period	Ratio
Closing Date through June 30, 2003	1.05 to 1.00
September 30, 2003 through December 31, 2003	1.00 to 1.00
March 31, 2004	1.05 to 1.00
June 30, 2004 and each fiscal quarter ending thereafter	1.10 to 1.00

(h) Minimum EBITDA. The Credit Agreement is hereby further amended by deleting Section 8.10(f) thereof in its entirety and substituting in lieu thereof the following new Section 8.10(f):

“(f) Minimum EBITDA. The Borrower shall not permit EBITDA, determined as of the end of each fiscal quarter ending on or before March 31, 2004, for the Reference Period then ending, to be less than $39,000,000.”

(i) Other Indebtedness. The Credit Agreement is hereby amended by deleting Section 8.12 thereof in its entirety and substituting in lieu thereof the following new Section 8.12:

“8.12 Other Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of any Senior Notes or any Senior Subordinated Notes, except, with respect to the Senior Subordinated Notes, to the extent permitted by Section 8.6.”

(j) Modifications of Certain Documents; Designation of Senior Debt. Section 8.13 of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof the following:

“8.13 Modifications of Certain Documents; Designation of Senior Debt. The Borrower will not, and will not permit any of its Subsidiaries to, consent to any amendment or modification of or supplement to any of the provisions of any documents or agreements evidencing or governing the Senior Subordinated Notes, any other Existing Indebtedness, or the Senior Notes. The Credit Parties will designate the Credit Agreement and the Obligations hereunder as “Designated Senior Debt” under the Senior Subordinated Note Indenture, and will not designate any other Indebtedness other than the Senior Notes as “Designated Senior Debt” under the Senior Subordinated Note Indenture.”

(k) Tranche B Payments. Section 8.14 of the Credit Agreement is hereby deleted in its entirety and substituted in lieu thereof the following:

“8.14 Intentionally Omitted.”

8. Amendment to Events of Default. (a) Subsection 9.1(c) is hereby amended by inserting the text “, 7.20, 7.22” immediately after the reference to subsection 7.16 in the third line thereof.

(b) Subsection 9.1(x) of the Credit Agreement is hereby deleted and replaced with the following:

“(x) a “Default” or an “Event of Default” shall have occurred under the Senior Note Indenture;”

9. Amendment to Notice. Subsection 11.1(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d) if to the Senior Note Indenture Trustee, as required under the Intercreditor Agreement, at U. S. Bank Trust National Association, Corporate Trust Services, 100 Wall Street, 16th Floor, New York, New York 10005, Attention: Cheryl Clarke and Telephone no. (212) 361-6159.”

10. Consent of Lenders. Each of the undersigned Lenders hereby consents to the prepayment of the principal of and interest on the Tranche B Loans with the proceeds of the Senior Notes. Each of the undersigned Lenders approves the Intercreditor Agreement substantially in the form attached hereto as Annex A, authorizes and directs the Agent to execute and deliver the Intercreditor Agreement on behalf of the Lenders, and agrees to be bound by the provisions of such Intercreditor Agreement. Each of the Lenders further authorizes the Agent to approve any subsequent Senior Note Documents which are executed and delivered after the issuance of the Senior Notes.

11. Affirmation and Acknowledgment. The Borrower hereby ratifies and confirms all of its Obligations to the Lenders, including, without limitation, the Loans, the Notes and the other Loan Documents, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Lenders all Obligations under the Credit Agreement as amended hereby. Each Guarantor hereby acknowledges and consents to this Amendment and agrees that its Guarantee remains in full force and effect, and each such Guarantor confirms and ratifies all of its Guarantee obligations under the Credit Agreement and the other Loan Documents. The Borrower and the Guarantors hereby confirm that the Obligations or Guarantee obligations under the Credit Agreement, as the case may be, are and remain secured pursuant to the Credit Agreement and the Collateral Documents and pursuant to all other instruments and documents executed and delivered by the Borrower or such Guarantor, as security for the Obligations or Guarantee obligations under the Credit Agreement, as the case may be.

12. Representations and Warranties. The Borrower hereby represents and warrants to the Lenders as follows:

(a) The execution and delivery by the Borrower and the Guarantors of this Amendment, and the performance by the Borrower and the Guarantors of their obligations and agreements under this Amendment and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower and the Guarantors and, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and the Guarantors, and do not contravene any provision of law, statute, rule or regulation to which the Borrower or any Guarantor is subject or the Borrower’s or any Guarantor’s charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower or any Guarantor.

(b) This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and the Guarantors, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights or general principles of equity and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) Other than approvals or consents which have been obtained, no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment, the Credit Agreement, as amended hereby, or any pledge described herein.

(d) The representations and warranties contained in §5 of the Credit Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties relate expressly to an earlier date.

(e) The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

13. Ratification, etc. Except as expressly amended or waived hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment.

14. Effectiveness. This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form and substance to the Agent:

(a) this Amendment signed by the Borrower, the Guarantors, the Agent and the Lenders;

(b) the Agent shall have received copies, certified by an officer of the Borrower to be true, correct and complete, of the Senior Note Documents;

(c) the Agent shall have received evidence that all principal, interest, and other amounts owing under the Tranche B Financing Agreements will be repaid in full with the proceeds of the Senior Notes;

(d) the Borrower shall have delivered to the Agent a certificate demonstrating that Domestic Excess Availability, after giving effect to the repayment of Revolving Credit Loans to be made with the proceeds of the Senior Notes, shall be not less than $15,000,000;

(e) the Agent shall have received, for the account of each Lender, an amendment fee equal to one-eighth of one percent (0.125%) of the sum of each such Lender’s Revolving Commitment plus the outstanding principal amount of the Term Loan held by such Lender;

(f) the Agent shall have received such other items, documents, agreements, items or actions as the Agent may reasonably request, including, without limitation, corporate authority documents and legal opinion(s) as may be requested by the Agent with respect to this Amendment;

(g) no Default or Event of Default shall have occurred and be continuing; and

(h) the Borrower shall have paid all fees and expenses of the Agent in connection with the preparation of this Amendment and the transactions contemplated hereby, including, without limitation, the fees and expenses of counsel to the Agent.

15. Covenant of the Borrower. The Borrower covenants and agrees that it shall repay, on the date of the issuance of the Senior Notes, not less than $5,000,000 of Revolving Credit Loans with the proceeds of the issuance of the Senior Notes and, after giving effect to such repayment, Domestic Excess Availability shall be not less than $15,000,000.

16. Counterparts. This Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Amendment it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

17. Delivery by Facsimile. This Amendment, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each party forever waives such defense.

18. Miscellaneous Provisions.

(a) Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

(b) This Amendment shall be construed according to and governed by the laws of the Commonwealth of Massachusetts.

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IN WITNESS WHEREOF, each of the undersigned have duly executed this Amendment as of the date first set forth above.

BORROWER COLUMBUS MCKINNON CORPORATION

By:	/s/ Robert L. Montgomery

Name: Robert L. Montgomery Title: Executive Vice President

CANADIAN BORROWERS LARCO INDUSTRIAL SERVICES LTD

By:	/s/ Robert L. Montgomery

Name: Robert L. Montgomery Title: Treasurer

COLUMBUS MCKINNON LIMITED

By:	/s/ Robert L. Montgomery

Name: Robert L. Montgomery Title: Assistant Treasurer

GUARANTORS YALE INDUSTRIAL PRODUCTS, INC.

By:	/s/ Robert L. Montgomery

Name: Robert L. Montgomery Title: Treasurer

CRANE EQUIPMENT & SERVICE, INC.

By:	/s/ Robert L. Montgomery

Name: Robert L. Montgomery Title: Treasurer

AUDUBON WEST, INC.

By:	/s/ Robert L. Montgomery

Name: Robert L. Montgomery Title: Treasurer

AUDUBON EUROPE S.A.R.L.

By:	/s/ Robert L. Montgomery

Name: Robert L. Montgomery Title: Manager

By:

Name: Title:

AGENT FLEET CAPITAL CORPORATION, as Administrative Agent

By:	/s/ Daniel P. Corcoran, Jr.

Name: Daniel P. Corcoran, Jr. Title: Senior Vice President

ISSUING LENDER FLEET NATIONAL BANK

By:	/s/ Daniel P. Corcoran, Jr.

Name: Daniel P. Corcoran, Jr. Title: Authorized Officer

CASH MANAGEMENT LENDER FLEET NATIONAL BANK

By:	/s/ Daniel P. Corcoran, Jr.

Name: Daniel P. Corcoran, Jr. Title: Authorized Officer

LENDERS FLEET CAPITAL CORPORATION

By:	/s/ Daniel P. Corcoran, Jr.

Name: Daniel P. Corcoran, Jr. Title: Senior Vice President

2

CITIZENS BANK OF PENNSYLVANIA

By:	/s/ Donald Cmar

Name: Donald Cmar Title: Vice President

CONGRESS FINANCIAL CORP (CENTRAL)

By:	/s/ Vicky Geist

Name:Vicky Geist Title: Vice President

KEY BANK N.A.

By:	/s/ Timothy W. Kenealy

Name: Timothy W. Kenealy Title: Assistant Vice President

LASALLE BUSINESS CREDIT, LLC

By:	/s/ Jeffrey G. Saperstein

Name: Jeffrey G. Saperstein Jr. Title: Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Jeffrey P. Kenefick

Name: Jeffrey P. Kenefick Title: Vice President

MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.

By:	/s/ Thomas Bukowski

Name: Thomas Bukowski Title: Director

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Annex A

[Attached hereto was a copy of the Intercreditor Agreement dated as of July 22, 2003 among Columbus McKinnon Corporation, the subsidiary guarantors as listed thereon, Fleet Capital Corporation, as Credit Agent, and U.S. Bank Trust National Association, as Trustee, which was filed with the SEC as Exhibit 10.1 to Columbus McKinnon’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2003.]